                                                                     EXHIBIT 1.1



                               STAFFMARK, INC.

                        3,500,000 SHARES OF COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                                August ___, 1997

J.C. BRADFORD & CO.
MONTGOMERY SECURITIES
STEPHENS INC.
As Representatives of the several Underwriters
c/o J.C. Bradford & Co.
J.C. Bradford Financial Center
330 Commerce Street
Nashville, Tennessee 37201

Ladies and Gentlemen:

                 StaffMark, Inc., a Delaware corporation (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters") for whom you are acting as the representatives (the "Representatives") with respect to the sale by the Company of 3,215,000 shares (the "Company Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose to sell to the Underwriters 285,000 shares of the Common Stock (the "Selling Stockholder Shares"). The Company Shares and the Selling Stockholder Shares are hereinafter referred to collectively as the "Firm Shares." The Company has also agreed to grant to you an option (the "Option") to purchase up to a total of 525,000 additional shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(b) hereof. The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

                 The Company and the Selling Stockholders confirm as follows their agreements with you.

                 1.       AGREEMENT TO SELL AND PURCHASE; PUBLIC OFFERING.

                 (a) On the basis of the representations, warranties and covenants herein contained, and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriters an aggregate of 3,215,000 Firm Shares, and each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriters the aggregate number of Firm Shares set forth opposite such Selling Stockholder's name in Schedule II hereto, and each of the Underwriters, severally and not jointly, agrees to purchase at the purchase price of $_______ per share, the number of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto.

                 (b) Subject to all the terms and conditions of this Agreement, the Company also grants the Underwriters an Option to purchase, severally and not jointly, up to 525,000 Option Shares from the Company, each at the same price per share as you shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus (as defined below) upon written or telegraphic notice (the "Option Shares Notice") by you to the Company no later than 12:00 noon, Nashville, Tennessee time at least two and no more than 10 business days before the date and time specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and unless otherwise adjusted by the Representatives, each of the Underwriters will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing.

                 (c) After the Registration Statement becomes effective, upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Firm Shares and the Option Shares purchased by the Underwriters for sale initially at the price per share set forth in the Prospectus (the initial offering price) and upon the terms set forth therein.

                 2.       DELIVERY AND PAYMENT.

                 Delivery of the Firm Shares shall be made to you by or on behalf of the Company and the Selling Stockholders against payment of the purchase price by federal funds wire transfer payable in same day funds to the order of the Company at the offices of J.C. Bradford & Co., J.C. Bradford Financial Center, 330 Commerce Street, Nashville, Tennessee 37201, or at such other place as may be agreed upon by the Representatives and the Company, at 10:00 a.m., Nashville time, on the third full business day following the date of this Agreement (the "Closing Date"), or at such other time on such date, or at such other place, as may be agreed upon by the Company and the Representatives.

                 To the extent the Option is exercised, delivery of the Option Shares against payment therefor (in the manner specified above) will take place at the offices specified above at the Option Closing Date (which, subject to the requirements set forth above for the Option Shares Notice, may be the Closing Date).

                 Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as you shall request not less than 48 hours prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be, at a location to be designated by you, which may be in New York, New York, or elsewhere.

                 The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the Underwriters shall be borne by the Company. The Company will pay and save each of the Underwriters and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and Option Shares.

                 3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                 The Company represents, warrants and covenants to each of the Underwriters that:

                 (a) The Company has prepared and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. 333-32371) on Form S-1 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Commission thereunder. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to you. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective, will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

                 (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent thereto up to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply with all applicable provisions of the Act and the Rules and Regulations and did or will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement, the Prospectus or any such amendment or supplement did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this
Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements set forth under the heading "Underwriting" in the Prospectus constitute the only information relating to the Underwriters furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement.

                 (c) The only active subsidiaries (as defined in the Rules and Regulations) of the Company and all trade names or other fictitious names used by the Company or such subsidiaries are as provided in Exhibit 21.1 of the Registration Statement (individually, a "Subsidiary" and collectively, the "Subsidiaries"). The Company and each of its Subsidiaries is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation. The Company and each of its Subsidiaries has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each Subsidiary is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary. Except for the stock of the Subsidiaries or as disclosed in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the Certificate of Incorporation and the Bylaws of the Company and each Subsidiary and all amendments thereto have been delivered to you, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

                 (d) The outstanding shares of the Company's Common Stock have been, and the Shares to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all respects. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell any shares of Common Stock or any such warrants, convertible securities or obligations.

                 (e) The financial statements and schedules included in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The financial and statistical data set forth in the Prospectus under the captions "Prospectus Summary," "Summary Financial Data," "Use of Proceeds," "Capitalization," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management" and "Principal and Selling Stockholders" and the financial statements contained in the Prospectus fairly present the information set forth therein on the basis stated in the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act (as hereinafter defined) or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Arthur Andersen LLP (the "Accountants"), who have reported on such financial statements and schedules, are independent auditors with respect to the Company as required by the Act and the Rules and Regulations.

                 (f) The Company's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements; and, except as disclosed in the Prospectus, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, the receipt or payment of which could have a material adverse effect on the Company.

                 (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in the Registration Statement and the Prospectus, (i) there has not been and will not have been any material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, arising for any reason whatsoever, (ii) the Company has not incurred nor will it incur any material liabilities or obligations, direct or contingent, except in the ordinary course of business, (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock, and (iv) there has not been and will not have been any change in the capitalization of the Company other than pursuant to the exercise of employee stock options.


                 (h) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                 (i) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any Subsidiary or any of respective officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially and adversely affect the Company or its Subsidiaries or its business, properties, business prospects, condition (financial or otherwise) or results of operations or prevent or materially hinder the consummation of this Agreement.

                 (j) The Company and each Subsidiary has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business and (iii) performed all obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any contract or other instrument material to it to which it is a party or by which its property is bound or affected; the lack of which would materially and adversely affect the Company or its Subsidiaries or its business, properties, business prospects, condition (financial or otherwise) or results of operations or prevent or materially hinder the consummation of this Agreement. To the best knowledge of the Company and each Subsidiary, no other party under any contract or other instrument to which it is a party is in default in any respect thereunder. Neither the Company nor any Subsidiary is, nor at the Closing Date will any of them be, in violation of any provision of its Certificate of Incorporation.

                 (k) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares.

                 (l) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Company or any Subsidiary pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the Certificate of Incorporation or Bylaws of the Company or its Subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of its or their properties are bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any Subsidiary; the occurrence of which would materially and adversely affect the Company or its Subsidiaries or its business, properties, business prospects, condition (financial or otherwise) or results of operations or prevent or materially hinder the consummation of this Agreement.

                 (m) The Company and each Subsidiary has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company or its Subsidiaries. The Company and each Subsidiary has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and such Subsidiaries. The Company and each Subsidiary owns or leases all such properties as are necessary to its operations as now conducted.

                 (n) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof, except where the lack of authorization, execution, delivery or enforceability of any such contract would not materially and adversely affect the Company or its Subsidiaries or its business, properties, business prospects, condition (financial or otherwise) or results of operations or prevent or materially hinder the consummation of this Agreement.

                 (o) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to you was or will be, when made, inaccurate, untrue or incorrect in any material respect.

                 (p) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the Common Stock.

                 (q) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, except as disclosed in the Prospectus.

                 (r) The Company has taken such action as necessary to have the Shares authorized for trading and all of the Shares have been approved for listing on the National Association of Securities Dealers Automated Quotation National Market System (the "Nasdaq National Market").

                 (s) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

                 (t) The Company has timely filed all required forms, reports and other documents with the Commission all of which complied, when filed, in all material respects, with all applicable requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of their respective dates, such reports, forms and other documents (including all exhibits and schedules thereto) and documents incorporated by reference therein (the "Reports"), did not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has delivered a complete copy of all such Reports to the Representatives prior to the date of this Agreement. The financial statements of the Company included or incorporated by reference in such Reports, forms and other documents were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto), and fairly present the financial position of the Company as of the date thereof and the consolidated results of its operations and consolidated changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to year-end adjustments).

                 (u) The representations and warranties made by the Company and its Subsidiaries in that certain Credit Agreement dated as of October 4, 1996 by and between the Company, Mercantile Bank of St. Louis National Association and the lenders party thereto, as amended (the "Credit Agreement") were true, correct and complete when and as made and continue to be true, correct and complete as of the date of this Agreement as if set forth in their entirety herein. The Company is in compliance with all covenants of the Company and is not in default or breach of any of the terms and provisions set forth in the Credit Agreement and, after giving effect to the Offering, the Company will continue to be in compliance with the covenants, terms and provisions of the Credit Agreement.

                 4.       REPRESENTATIONS AND WARRANTIES OF THE SELLING
STOCKHOLDERS.

                 Each of the Selling Stockholders, severally and not jointly, represents, warrants and covenants to each Underwriter that:

                 (a) Such Selling Stockholder at the Closing Date will have good and valid title to the Shares set forth in Schedule II to be sold by such Selling Stockholder, free and clear of any liens, encumbrances, equities and claims (other than as imposed by the Act or this Agreement), and full right, power and authority to effect the sale and delivery of such Shares; and upon the delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and valid title thereto, free and clear of any liens, encumbrances, equities and claims, will be transferred to the Underwriters.

                 (b) Such Selling Stockholder has duly executed and delivered the Selling Stockholders' Custody Agreement (the "Custody Agreement") and the Selling Stockholders' Power of Attorney (the "Power of Attorney") in the forms previously delivered to the Representatives, appointing Clete T. Brewer, Terry C. Bellora and Gordon Y. Allison, and each of them as such Selling Stockholder's attorney-in-fact (the "Attorney-in-Fact") and First Chicago Trust Company of New York, as custodian (the "Custodian"). The Attorney-in-Fact is authorized to execute, deliver and perform this Agreement on behalf of such Selling Stockholder, to deliver the Shares to be sold by such Selling Stockholder hereunder, to accept payment therefor and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement. Certificates, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, representing the Shares to be sold by such Selling Stockholder hereunder have been deposited with the Custodian pursuant to the Custody Agreement for the purpose of delivery pursuant to this Agreement. Such Selling Stockholder agrees that the shares of Common Stock represented by the certificates on deposit with the Custodian are subject to the interest of the Underwriters hereunder, that the arrangements made for such custody and the appointment of the Attorney-in-Fact are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated except as provided in this Agreement and the Custody Agreement. If such Selling Stockholder should die, become disabled or be declared incompetent, dissolve or become insolvent, or if any other event should occur before the delivery of the Shares of such Selling Stockholder hereunder, the certificates for such Shares deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, disability, incompetency, dissolution, insolvency or other event had not occurred, regardless of whether or not the Custodian or the Attorney-in-Fact shall have received notice thereof.

                 (c) Such Selling Stockholder, acting through its duly authorized Attorney-in-Fact, has duly executed and delivered this Agreement, the Custody Agreement and the Power of Attorney; this Agreement constitutes a legal valid and binding obligation of such Selling Stockholder; all authorizations and consents necessary for the execution and delivery of this Agreement, the Custody Agreement and the Power of Attorney on behalf of such Selling Stockholder and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder have been given, except as may be required by the Act or state securities laws or the NASD; and such Selling Stockholder has the legal capacity and full right, power and authority to execute this Agreement, the Custody Agreement and the Power of Attorney.

                 (d) The performance of this Agreement, the Custody Agreement and the Power of Attorney and the consummation of the transactions contemplated hereby and thereby by each of the Selling Stockholders will not result in a material breach or violation of, or material conflict with, any of the terms or provisions of, or constitute a material default by such Selling Stockholder under, any indenture, mortgage, deed of trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Stockholder or any of its properties is bound, any statute, or any judgment, decree, order, rule or regulation or any court or governmental agency or body applicable to such Selling Stockholder or any of its properties.

                 (e) Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offer and sale of the Shares other than any preliminary prospectus prepared and filed by the Company with the Commission or the Prospectus or other material permitted by the Act.

                 (f) For a period of 180 days from the Effective Date of the Registration Statement, such Selling Stockholder will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock, other than to the Underwriters pursuant to this Agreement, without the prior written consent of J.C. Bradford & Co.; provided, however, that the undersigned may give or pledge any such securities without the prior written consent of J.C. Bradford & Co. if the donee or pledgee, as the case may be, agrees in writing prior to such gift or pledge to be bound by the terms of this agreement and such writing is delivered to J.C. Bradford & Co. within five days after said gift or pledge; and provided further, that the "Other Founding Stockholders" and the "Stockholder Affiliates" (as those terms are defined in the "Shares Eligible For Future Sale" section of the Prospectus) may sell, subject to all applicable federal and state securities laws, a limited portion of their shares of Common Stock without the prior written consent of J.C. Bradford & Co. during the "Open Period" (as defined in "Shares Eligible for Future Sale").

                 (g) Except to the knowledge of such Selling Stockholder, the representations and warranties of the Company contained in Section 3 of this Agreement are true and correct; such Selling Stockholder has reviewed and is familiar with the Registration Statement as originally filed with the Commission and the preliminary prospectus contained therein. To the knowledge of such Selling Stockholder, the preliminary prospectus does not include an untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; other than as disclosed to the Underwriters, such Selling Stockholder is not prompted to sell the Shares to be sold by such Selling Stockholder by any information concerning the Company that is not set forth in the preliminary prospectus or the Prospectus.

                 (h) To the extent that any statements or omissions made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Registration Statement, preliminary prospectus and Prospectus and any amendments or supplements thereto did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (i) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory body, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement by such Selling Stockholder, and the consummation by it of the transaction herein contemplated (other than as required by the Act, state securities laws and the NASD).

                 (j) Any certificates signed by or on behalf of such Selling Stockholder as such and delivered to the Representatives or to counsel for the Representatives shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

                 (k) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated such Selling Stockholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                 (l) Such Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in, or which might constitute or reasonably be expected to constitute, stabilization or manipulation of the price of the Common Stock.

                 5.       COVENANTS OF THE COMPANY.

                 The Company covenants and agrees with each of the Underwriters as follows:

                 (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to you within a reasonable period of time prior to the filing thereof and you shall not have objected thereto in good faith.

                 (b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify you promptly, and will confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 5(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representatives or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations, the Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Representatives promptly of all such filings.

                 (c) The Company will furnish to you, without charge, three signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto.

                 (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement. The Company will, from time to time, after the effective date of the Registration Statement file with the Commission such reports as are required by the Act, the Exchange Act, the rules and regulations thereunder (the "Exchange Act Rules and Regulations") and the Rules and Regulations, and shall also file with state securities commissions in states where the Shares have been sold by you (as you shall have advised us in writing) such reports as are required to be filed by the securities acts and the regulations of those states.

                 (e) On the Effective Date, and thereafter from time to time until expiration of the period mentioned in the second sentence of this
Section 5(e), the Company will deliver to each of you, without charge, as many copies of the Prospectus or any amendment or supplement thereto as you may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by you and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or your counsel should be set forth in the Prospectus in order to make any statement therein, in light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of you, without charge, such number of copies thereof as you may reasonably request.

                 (f) Prior to any public offering of the Shares by you, the Company will cooperate with you and your counsel in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

                 (g) During the period of three years commencing on the Effective Date, the Company will furnish to the Representatives copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to you a copy of each annual or other report it shall be required to file with the Commission promptly after such filing. During such period, the Company will promptly notify you in writing if it appears to the Company that it is likely that the Company will not in a timely manner furnish to its stockholders an annual report containing audited financial statements or a quarterly report for one of the first three quarters of the fiscal year containing unaudited financial information.

                 (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

                 (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriters, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing, and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement and other underwriting documents, including Underwriter's Questionnaires, Underwriter's Powers of Attorney, Blue Sky Memorandum, Master Agreement Among Underwriters and Master Selected Dealer Agreements, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the quotation of the Shares on the Nasdaq National Market, (vi) any filings required to be made by you with the NASD, and the fees, disbursements and other charges of your counsel in connection therewith,
(vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to
Section 5(f), including the fees, disbursements and other charges of your counsel in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda (subject to a maximum fee of $10,000, assuming no unusual circumstances), and (ix) the transfer agent for the Shares.

                 (j) If this Agreement shall be terminated by the Company or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse you for all out-of-pocket expenses (including the fees, disbursements and other charges of your counsel) reasonably incurred by them in connection herewith. If this Agreement shall be terminated by the Underwriters based upon an Act of God or other circumstances not involving a matter within the control of the Company or any fault of the Company, the Company shall have no obligation to reimburse you for any out-of-pocket expenses.

                 (k) The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

                 (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."

                 (m) During the period of 180 days commencing at the Closing Date, the Company will not, without your prior written consent, grant options to purchase shares of Common Stock except under stock option plans previously approved by the Company's stockholders, and except at prices equal to or greater than "fair market value", as defined in the Company's 1996 Stock Option Plan.

                 (n) The Company will not, and will cause each of its executive officers, directors and each beneficial owner of one percent (1%) or more of the outstanding shares of Common Stock (or options to acquire or become the holder of one percent (1%) or more of the outstanding shares of Common Stock) to enter into agreements with you to the effect that they will not, for a period of 180 days after the commencement of the public offering of the Shares, without your prior written consent (which shall not be unreasonably withheld), sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares (other than pursuant to stock option plans for employees or directors or in connection with other employee incentive compensation arrangements and other than as otherwise set forth in such agreements).

                 (o) If at any time during the 25 day period after the Registration Statement is declared effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in your opinion, the market price for the Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising it as to the effect set forth above, prepare, consult with you concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

                 6.       CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS.

                 The respective obligations of the Underwriters to purchase and pay for the Shares shall be subject, in their discretion, to the accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of all of their covenants and agreements hereunder and to the following additional conditions:

                 (a) Notification that the Registration Statement has become effective shall be received by you not later than 5:30 p.m., Nashville, Tennessee time, on the date of this Agreement or at such later date and time as shall be consented to in writing by you and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made.

                 (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and to the satisfaction of the Representatives,
(iv) after the date hereof no
amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith, (v) the NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters' participation in the same, and (vi) and you shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

                 (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change, or any development involving a prospective material adverse change, in the general affairs, business, business prospects, properties, management, key personnel, condition (financial or otherwise) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in the Registration Statement and the Prospectus (or, in the case of a prospective change, other than as contemplated by the Registration Statement and the Prospectus), and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood, hurricane or other casualty or calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in your reasonable judgment any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by you at the public offering price.

                 (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state, or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company.

                 (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

                 (f) The Underwriters shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, and satisfactory in form and substance to your counsel, from Wright, Lindsey & Jennings, counsel to the Company, to the effect that:

                          (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus. The Company is qualified to do business as a foreign corporation in good standing in all other jurisdictions, except when the failure to so qualify would have a material adverse effect upon the Company.

                          (ii)   Each Subsidiary is a corporation duly
                 organized, validly existing and in good standing under the laws of its state of incorporation or organization, as the case may be; each Subsidiary has the corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each Subsidiary is qualified to do business as a foreign corporation in good standing in all other jurisdictions, except when the failure to so qualify would have a material adverse effect upon the Company and its Subsidiaries taken as a whole.

                          (iii) As of the dates specified therein, the Company had authorized and issued capital stock as set forth under the caption "Capitalization" in the Prospectus. All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable. and except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of each of the Subsidiaries (except directors' qualifying shares) are owned by the Company free and clear of any perfected security interest and any other security interests, claims, liens or encumbrances.

                          (iv) The Shares delivered on such Closing Date have been duly authorized, validly issued and are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus.

                          (v) The outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive or similar rights with respect to the Shares or the Common Stock. All offers and sales of the Company's securities during the past three years were at all relevant times duly registered or exempt from the registration requirements of the Act and were duly registered or the subject of an exemption from the registration requirements of applicable state securities or Blue Sky laws.

                          (vi) Except as set forth in the Prospectus, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                          (vii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the issuance or sale of the Shares or the consummation of the other transactions contemplated by this Agreement, except such as have been obtained and made under the Act, the Exchange Act and such as may be required under state securities or Blue Sky laws.

                          (viii) The execution, delivery and performance of
                 this Agreement and the consummation of the transactions herein contemplated, including the issuance and sale of the Shares and compliance with the provisions thereof, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any statute, rule, regulation or, to the knowledge of such counsel, order of any governmental agency or body or any court having jurisdiction over the Company or the Subsidiaries or any of their properties, or (B) any material obligation, agreement, covenant or condition contained in any agreement or instrument to the knowledge of such counsel to which the Company or the Subsidiaries is a party or by which the Company or the Subsidiaries is bound or to which any of the properties of the Company or the Subsidiaries is subject, or (C) the Certificate of Incorporation as amended, of the Company, or the Bylaws of the Company or the Articles of Incorporation or Bylaws of the Subsidiaries, and the Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Agreement.

                          (ix) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations (except that such counsel need express no opinion as to financial statements, schedules and other financial or statistical information included therein); the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any statutes or regulations or any pending or threatened legal or governmental proceedings, required to be described in the Prospectus which are not described as required nor of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements, schedules or other financial or statistical data contained in the Registration Statement or the Prospectus or as to the section of the Prospectus entitled "Underwriting."

                          (x) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights or debtors' obligations generally; (B) that the remedies of specific performance and injunctive and other forms of relief are subject to general equitable principles, whether enforcement is sought at law or in equity, and that such enforcement may be subject to the discretion of the court before which any proceedings therefor may be brought; and (C) as rights to indemnity and contribution may be limited by state or Federal laws relating to securities or the policies underlying such laws.

                 Such opinion shall also contain a statement by counsel to the effect that such counsel have no reason to believe that the Registration Statement, or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, as of its issue date, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statement of a material fact or omitted to state any material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

                 In rendering such opinion, such counsel may rely as to matters of fact, to the extent proper, on certificates of responsible officers of the Company.

                 (g) The Underwriters shall have received an opinion, dated the Closing Date and satisfactory in form and substance to your counsel, from Wright, Lindsey & Jennings, counsel to the Selling Stockholders, to the effect that:

                          (i) This Agreement, the Custody Agreement and the Power of Attorney have been duly executed and delivered by or on behalf of each of the Selling Stockholders and constitute valid and binding agreements of such Selling Stockholders in accordance with their terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect affecting the enforcement of creditors' rights and except that the enforceability of the rights to indemnity and contribution contained herein may be limited by federal or state laws and public policy underlying such laws.

                          (ii) To the knowledge of such counsel, the sale of the Shares to be sold by each Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Custody Agreement and the Power of Attorney and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, or any statute, order, rule or regulation of any court or governmental agency or body known to such counsel to be applicable to such Selling Stockholder or the property of such Selling Stockholder.

                          (iii) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by each Selling Stockholder hereunder, except which have been duly obtained and in full force and effect, such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters, as to which such counsel need express no opinion.

                          (iv) Assuming that the Underwriters will take delivery of the Shares for value in good faith and without notice of any adverse claim and that the Underwriters are not parties themselves to any fraud or illegality affecting the Shares, and by delivery of a certificate or certificates therefor, the Selling Stockholders will transfer to the Underwriters good and valid title to such shares, free and clear of any pledge, lien, security interest, charge, claim, equity, or encumbrance of any kind.

                 In rendering such opinion, such counsel may rely as to matters of fact, to the extent proper, on certificates of the Selling Stockholders and the representations and warranties contained in the Custody Agreement and Power of Attorney executed by such Selling Stockholder. Such counsel also may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                 (h) You shall have received an opinion, dated the Closing Date and the Option Closing Date, from Nelson Mullins Riley & Scarborough, L.L.P., as your counsel, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to you, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (i) The Representative shall have received from the Accountants a letter dated the date hereof, and at the Closing Date a second letter dated the Closing Date, in form and substance satisfactory to the Representatives, stating that they are independent auditors with respect to the Company within the meaning of the Act and the applicable Rules and Regulations, and to the effect that:

                          (i) In their opinion, the financial statements and schedules examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations and are presented in accordance with generally accepted accounting principles; and they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the interim financial statements, selected financial and operating data, and/or condensed financial statements derived from audited financial statements of the Company.

                          (ii) The financial information included in the Preliminary Prospectus and the Prospectus under the captions "Prospectus Summary" and "Selected Financial Data" for each of the fiscal years ended December 31, 1992, 1993, 1994, 1995 and 1996 agrees with the corresponding amounts in the audited financial statements included in the Prospectus or previously reported on by them.

                          (iii) On the basis of a reading of the latest available interim financial statements (unaudited) of the Company, a reading of the minute books of the Company, inquiries of officials of the Company responsible for financial and accounting matters and other specified procedures, all of which have been agreed to by the Representatives, nothing came to their attention that caused them to believe that:

                                  a.       the unaudited financial statements
                          included in the Registration Statement do not comply as to form in all material respects with the accounting requirements of the federal securities laws and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis consistent with the basis for the audited financial statements contained in the Registration Statement;

                                  b.       any other unaudited financial
                          statement data included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which data was derived and any such unaudited data were not determined on a basis consistent with the basis for the corresponding amounts in the audited financial statements included in the Prospectus;

                                  c.       at a specified date not more than
                          five days prior to the date of delivery of such respective letter, there was any change in the consolidated capital stock, decline in stockholders' equity or increase in long-term debt of the Company, or other items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheets included in the Prospectus, except in each case for changes, decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letters; and

                                  d. for the period from the closing date of the latest statements of income included in the Prospectus to a specified date not more than five days prior to the date of delivery of such respective letter, there were any decreases in net revenues or net income of the Company, or other items appearing on the face of the statement of operations specified by the Representatives, or any increases in any items appearing on the face of the statement of operations specified by the Representatives, in each case as compared with the corresponding period of the preceding year, except in each case for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

                          (iv) They have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information specified by you which are derived from the general accounting records of the Company, which appear in the Prospectus and have compared and agreed such amounts, percentages and financial information with the accounting records of the Company.

                 In the event that the letters to be delivered referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that the Underwriters shall have reasonably determined, after discussions with officers of the Company responsible for financial and accounting matters and with the Accountants, that such changes, decreases or increases as are set forth in such letters do not reflect a material adverse change in the stockholders' equity or long-term debt of the Company as compared with the amounts shown in the latest balance sheet of the Company included in the Prospectus, or a material adverse change in total net revenues or net income of the Company, in each case as compared with the corresponding period of the prior year.

                 (j) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to you a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and Chief Financial Officer of the Company, in form and substance satisfactory to you, to the effect that:

                          (i) Each of the representations and warranties of the Company contained in Section 3 of this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects;

                          (ii) Each of the covenants required herein to be performed by the Company on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with.

                 (k) On or prior to the Closing Date, you shall have received the executed agreements referred to in Section 5(n).

                 (l) The Shares shall be qualified for sale in such states as you may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Option Closing Date.

                 (m) The Shares shall have been duly authorized for quotation and shall have been approved for listing on the Nasdaq National Market upon official notice of issuance.

                 (n) No Underwriter shall have advised the Company that the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or any supplement thereto, contains an untrue statement of fact which, in your reasonable judgment, is material, or omits to state a fact which, in your reasonable judgment, is material and is required to be stated therein or necessary to make the statements therein not misleading and the Company shall not have cured such untrue statement of fact or stated a statement of fact required to be stated therein.

                 (o) The Company shall have furnished to you such certificates, in addition to those specifically mentioned herein, as you may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to your obligations hereunder.

                 (p) The Selling Stockholders or the Attorney-in-Fact shall deliver to the Underwriters a certificate dated the Closing Date and executed by each Selling Stockholder or the Attorney-in-Fact to the effect that the representations and warranties of the Selling Stockholders shall be true and correct as of the Closing Date.


                 7.       INDEMNIFICATION AND CONTRIBUTION.

                 (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with,and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based in whole or in part upon (i) any inaccuracy in the representations and warranties of the Company contained herein, (ii) any failure of the Company to perform its obligations hereunder or under law or (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act or any blue sky application or filing, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; and further provided, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to an Underwriter furnished in writing to the Company by an Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. The Company acknowledges that the statements set forth under the heading "Underwriting" in any preliminary prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by you expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

                 (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and the Company, its directors, its officers who sign the Registration Statement and each person, if any who controls the Company within the meaning of either such Section, provided, however, that the indemnification obligation of each Selling Stockholder shall be limited to the aggregate public offering price of the Shares sold by such Selling Stockholder, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement or the Prospectus or in any preliminary prospectus; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                 (c) Each Underwriter will indemnify and hold harmless the Company, each Selling Stockholder, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Underwriters, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to you furnished in writing to the Company by you expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus. The Company acknowledges that the statements set forth under the heading "Underwriting" in any preliminary prospectus and the Prospectus constitute the only information relating to the Underwriters furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that the Underwriters might otherwise have.

                 (d) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict of interests exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

                 (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, then the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who may be liable for contribution) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Underwriters. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Underwriters with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), an Underwriter shall not be required to contribute any amount in excess of the underwriting discounts received by it (less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same or any similar claim), and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof.
Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution maybe made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                 (f) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by the Underwriters or on their behalf, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

                 8.       TERMINATION.

                 The Underwriters' obligations under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any of the Underwriters to the Company, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in your reasonable judgment, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists the Shares or by the Nasdaq National Market, (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court of other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in your reasonable judgment, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

                 9.       SUBSTITUTION OF UNDERWRITERS.

                 If any Underwriter shall fail or refuse to purchase any of the Firm Shares which it has agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares that such defaulting Underwriter agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as you may specify; provided, that in no event shall the maximum number of Firm shares which an Underwriter has been obligated to purchase pursuant to Section 1 be increased pursuant to this Section 9 by more than one-ninth of such number of Firm Shares without the prior written consent of such Underwriter. If an Underwriter shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the non-defaulting Underwriters or the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. In any such case the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 9 shall not relieve any defaulting Underwriter from liability in respect to any default of such Underwriter under this Agreement.

                 10.      DEFAULT BY A SELLING STOCKHOLDER.

                 If any of the Selling Stockholders shall fail to sell and deliver the number of Shares that such Selling Stockholder is obligated to sell, the Underwriters may, at their option, by notice to the Company, either
(a) require the Company to sell and deliver such number of shares of Common Stock as to which the Selling Stockholders have defaulted, (b) elect to purchase the Firm Shares and the Option Shares that the Company and the non-defaulting Selling Stockholders have agreed to sell pursuant to this Agreement, or (c) terminate this Agreement if the Company shall have refused to sell and deliver to the Underwriters the shares of Common Stock referred to in clause (a) of this Section 10.

                 In the event of a default under this Section 10 that does not result in the termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Date or Option Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. No action taken pursuant to this Section 10 shall relieve the Company or the Selling Stockholder so defaulting from liability, if any, in respect of such default.

                 11.      MISCELLANEOUS.

                 All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be mailed, first class postage prepaid, sent via reliable overnight delivery service, sent by telefacsimile (and by one of the two preceding methods), delivered by hand or telegraphed and confirmed in writing to the Representatives in care of J.C. Bradford & Co., J.C. Bradford Financial Center, 330 Commerce Street, Nashville, Tennessee 37201, Attention: Thomas C. Wylly, II, or if sent to the Company shall be sent by one of the foregoing methods to the Company at 302 East Millsap Road, Fayetteville, Arkansas 72703, Attention: Clete T. Brewer.

                 This Agreement has been and is made solely for the several Underwriters' and the Company's and the Selling Stockholders' benefits and of the controlling persons, directors and officers referred to in Section 7, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from an Underwriter.

                 This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

                 This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 THE COMPANY, EACH SELLING STOCKHOLDER AND YOU EACH HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                 You hereby represent and warrant to the Company and each Selling Stockholder that you have authority to act hereunder on behalf of the several Underwriters, and any action hereunder taken by you will be binding upon all the Underwriters.

                 Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and you.

                                        Very truly yours,

                                        STAFFMARK, INC.


                                        By:
                                        ----------------------------------------
                                        Clete T. Brewer
                                        President and Chief Executive Officer

                                        SELLING STOCKHOLDERS:



                                        By: ____________________________________
                                            ___________________, Attorney-in-
                                            Fact for each of the Selling
                                            Stockholders identified on
                                            Schedule II


Confirmed and accepted as of the
date first above written.

J.C. BRADFORD & CO.
MONTGOMERY SECURITIES
STEPHENS INC.
For themselves and as Representatives
of the several Underwriters

By:      J.C. Bradford & Co.


By:
        -----------------------------

                                   SCHEDULE I

                                  UNDERWRITERS

                                                                                                    Number of
Name of Underwriter                                                                                Firm Shares
-------------------                                                                                -----------
J.C. Bradford & Co. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Montgomery Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Stephens Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .





     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               3,500,000
                                                                                                      =========

                                  SCHEDULE II

                              SELLING STOCKHOLDERS


                                                                                                      Number of
Name of Selling Stockholder                                                                          Firm Shares
---------------------------                                                                          -----------
Jerry T. Brewer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             10,327
Clete T. Brewer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             70,000
Robert H. Janes III . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             18,495
Bartfund I Limited Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             10,000
Donald A. Marr, Jr. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             11,700
Steven E. Schulte . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              5,000
Karla Leigh Schulte Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              5,000
John H. Maxwell, Jr.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              2,500
Mary Sue Maxwell  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              2,500
Janice Blethen  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              5,000
Chad J. Brewer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             60,000
John C. & Betty L. Becker Charitable Remainder Trust  . . . . . . . . . . . . . . . . . . .             47,000
Jean A. Curtis  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             20,000
Bradley C. Faerber  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                860
Jeffrey T. Gregory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              5,000
Ann F. Jaeger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              1,746
J. Christopher Jaeger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              1,746
Robert Kleven . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              2,326
Donna Vassil  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              5,800
                                                                                                      ---------
TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             285,000
                                                                                                      =========
